                                                                    EXHIBIT 10.9



                                SYNON CORPORATION

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                  JULY 16, 1991

                                TABLE OF CONTENTS



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                                                                                  Page
                                                                                  ----
SECTION 1         Authorization, Sale and Conversion of Preferred Stock              1

         1.1      Authorization                                                      1
         1.2      Sale of Series D Preferred Stock                                   1
         1.3      Conversion of Preferred Stock                                      1
         1.4      Waiver of Interest                                                 1

SECTION 2         Closing Date; Delivery                                             2

         2.1      Closing Date                                                       2
         2.2      Subsequent Closings                                                2
         2.3      Delivery 2

SECTION 3         Representations and Warranties of the Company                      2

         3.1      Organization and Standing; Certificate of Incorporation and
                  Bylaws; Minutes                                                    2
         3.2      Corporate Power                                                    3
         3.3      Subsidiaries .                                                     3
         3.4      Authorization .                                                    4
         3.5      Governmental Consent, etc                                          4
         3.6      Capitalization                                                     5
         3.7      Registration Rights                                                6
         3.8      Stockholder Agreements                                             6
         3.9      Financial Statements                                               6
         3.10     No Material Liabilities                                            7
         3.11     Absence of Changes                                                 7
         3.12     Title to Properties and Assets; Liens, etc                         8
         3.13     Material Contracts and Commitments                                 8
         3.14     Insurance                                                          9
         3.15     Patents, Trademarks, etc                                           9
         3.16     Compliance with Other Instruments, None Burdensom, etc            10
         3.17     Litigation, etc.                                                  10
         3.18     Employees                                                         11
         3.19     Employee Agreements                                               11
         3.20     Employee Compensation Plans                                       11
         3.21     Certain Transactions                                              11
         3.22     Tax Returns, Payments and Elections                               12
         3.23     FIRPTA   12
         3.4      Offering 12

         3.25     Brokers or Finders; Other Offers                                  12

                                TABLE OF CONTENTS
                                   (continued)



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

SECTION 4         Representations and Warranties of the Investors                   13
         4.1      Investment Representations and Covenants of the
                  Investors                                                         13
         4.2      No Public Market                                                  14
         4.3      Receipt of Information                                            14
         4.4      Authorization                                                     15
         4.5      Brokers or Finders                                                15
         4.6      Tax Advisors                                                      15

SECTION 5         Conditions to Closing of the Investors                            15

         5.1      Representations and Warranties Correct                            15
         5.2      Covenants                                                         15
         5.3      Compliance Certificate                                            16
         5.4      Legal Opinion                                                     16
         5.5      Blue Sky 16

         5.6      Amended and Restated Certificate of Incorporation .               16
         5.7      Legal Matters                                                     16
         5.8      Amendment No. 1 to Stockholders' Agreement                        16

SECTION 6         Conditions to Closing of Company                                  16

         6.1      Representations                                                   16
         6.2      Blue Sky 16
         6.3      Amended and Restated Certificate of Incorporation                 17
         6.4      Legal Matters                                                     17
         6.5      Board and Stockholder Approval                                    17
         6.6      Amendment No. 1 to Stockholders' Agreement                        17

SECTION 7         Affirmative Covenants of the Company and the Investors            17

         7.1      Financial Information                                             17
         7.2      Assignment of Rights to Financial Information                     18
         7.3      Confidentiality of Information                                    18
         7.4      Right to Exchange                                                 18
         7.5      Termination of Covenants                                          19

SECTION 8         Miscellaneous                                                     19

         8.1      Governing Law                                                     19
         8.2      Survival 19
         8.3      Successors and Assigns                                            19

                                TABLE OF CONTENTS
                                   (continued)




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
         8.4      Entire Agreement; Amendment                                       19
         8.5      Notices, etc                                                      20
         8.6      Delays or Omissions                                               20
         8.7      California Corporate Securities Law                               21
         8.8      Expenses                                                          21
         8.9      Counterparts                                                      21
         8.10     Severability                                                      21

EXHIBITS

         A.       Schedule of Investors

         B.       Amended and Restated Certificate of Incorporation

         C.       Amendment No. 1 to Stockholders' Agreement

         D.       Schedule of Exceptions

         E.       Compliance Certificate

         F.       Legal Opinion

                                SYNON CORPORATION

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made as of July 16, 1991 by and among Synon Corporation, a Delaware corporation (the "Company"), with its principal office at 1100 Larkspur Landing Circle, Larkspur California 94939, and each of the persons listed on the Schedule of Investors attached hereto as Exhibit A (the "Investors").

                                    SECTION 1

              AUTHORIZATION, SALE AND CONVERSION OF PREFERRED STOCK

         l.l AUTHORIZATION. The Company has authorized the issuance of up to 3,618,269 shares of its Series D Preferred Stock (the "Series D Preferred"), having the rights, privileges and preferences as set forth in the Amended and Restated Certificate of Incorporation (the "Certificate") in substantially the form attached to this Agreement as Exhibit B.

         1.2 SALE OF SERIES D PREFERRED STOCK. Subject to the terms and conditions hereof, the Company will severally issue and sell to the Investors up to 3,134,329 shares of Series D Preferred (the "Sale Shares") and the Investors will severally purchase from the Company, at the Closing (as defined below), the respective number of shares of Series D Preferred indicated on the Schedule of Investors at a purchase price of $3.35 per share, for the aggregate purchase price for each Investor as indicated thereon.

         1.3 CONVERSION OF PREFERRED STOCK. In connection with the sale of the Series D Preferred, the Company will also convert 1,000,000 shares of Series B Preferred Stock currently held by General Atlantic Partners II, L.P. ("GA"), one of the Investors, into 483,940 shares of the Company's Series D Preferred Stock and 1,800,000 shares of Series C Preferred Stock currently held by GA into 343,158 shares of the Company's Series A Preferred Stock (the "Conversion"). (The shares of Series D Preferred Stock and Series A Preferred Stock to be issued pursuant to the Conversion are referred to herein as the "Conversion Shares"). The Conversion will be effected pursuant to and effective upon the filing of the Certificate with the Delaware Secretary of State.

         1.4 WAIVER OF INTEREST.

         By execution of this Agreement, GA hereby agrees to forgive any and all accrued but unpaid dividends and interest on the Series B Preferred Stock held by GA.

                                    SECTION 2

                             CLOSING DATE; DELIVERY

         2.l CLOSING DATE. The initial closing of the sale and purchase of Sale Shares hereunder shall be held at the principal office of the Company at 2:00 p.m., local time, on July 16, 1991 (the "First Closing") or at such other time and place upon which the Company and the Investors shall agree. (The date of the First Closing is hereinafter referred to as the "First Closing Date".)

         2.2 SUBSEQUENT CLOSINGS.

         The closing of the sale and purchase of additional Sale Shares hereunder may take place at one or more additional closings subsequent to the First Closing (the "Subsequent Closing") which shall be held at such time(s) and place(s) as the Company may specify, except that no Subsequent closing may occur after September 30, 1991. At each Subsequent Closing, the Schedule of Investors attached hereto as Exhibit A shall be amended to list the Investors purchasing Sale Shares at such Subsequent Closing. The number of Sale Shares issued at the First Closing and at all Subsequent Closings shall not exceed in the aggregate 3,134,329 shares of Series D Preferred Stock. The First Closing and any Subsequent Closings shall be referred to herein as the "Closings." The First Closing Date and the date of any Subsequent Closings shall be referred to herein as "Closing Dates."

         2.3 DELIVERY.

         At the Closing, the Company will deliver to each Investor an executed counterpart of this Agreement, together with a certificate, registered in such Investor's name, representing the number of Sale Shares to be issued on the Closing Date as set forth beside such Investor's name on the Schedule of Investors, against delivery of an executed counterpart of this Agreement, together with payment of the purchase price for the Sale Shares by check payable to the Company or wire transfer per the Company's instructions.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on Exhibit D attached hereto, which exceptions shall be deemed representations and warranties hereunder, the Company hereby represents and warrants to the Investors as follows:

         3.l ORGANIZATION AND STANDING; CERTIFICATE OF INCORPORATION AND BYLAWS; MINUTES.

                  (a) The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company's business as now conducted.

                  (b) The Company has furnished Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Investors ("Special Counsel"), with copies of its Certificate of Incorporation and Bylaws, as amended. Said copies are true, correct and complete and contain all amendments through the First Closing Date.

                  (c) The minute books of the Company relating to all proceedings of its stockholders and the Board of Directors made available to the Special Counsel are true, correct and complete copies of the minute books of the Company. The minute books of the Company provided to Special Counsel contain minutes and actions by written consent of all meetings and actions of directors and stockholders since the Company's incorporation and the minutes and actions by written consent reflect all transactions referred to accurately in all material respects.

         3.2 CORPORATE POWER.

         The Company will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to amend the Stockholders Agreement dated December 5, 1990 among the Company, the Investors and certain other parties (the "Stockholders' Agreement") by Amendment No. 1 to Stockholders' Agreement ("Amendment No. 1") in substantially the form attached hereto as Exhibit C, to effect the Conversion, to sell and issue the Sale Shares hereunder, to issue the Conversion Shares (the Sale Shares and the Conversion Shares collectively referred to herein as the "Shares"), to issue the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of this Agreement.

         3.3 SUBSIDIARIES.

         The Company has the following subsidiaries: Synon Europe, Ltd., a Delaware corporation, Synon Limited, a corporation incorporated under the laws of the United Kingdom, Synon, Inc., an Illinois corporation, Synon Consulting, Inc., an Illinois corporation, Synon Pty Ltd., an Australian corporation, Synon Canada Ltd., a Canadian corporation, and Synon France S.A.R.L., a French corporation. The Company's subsidiaries are duly organized and existing under, and by virtue of, the laws of their respective places of incorporation or organization and each is in good standing under the laws of its place of incorporation or organization. Each of the Company's subsidiaries has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company has no other subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

         3.4 AUTHORIZATION.

         All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and Amendment No. 1 by the Company, the authorization and effectuation of the Conversion, the authorization, sale (in the case of the Sale Shares), exchange (in the case of the Conversion Shares), issuance and delivery of the Shares (and the Common Stock issuable upon conversion of the Shares), and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Sale Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences and privileges described in the Certificate. The Conversion Shares have been duly and validly reserved and, when issued pursuant to the filing of the Certificate with the Delaware Secretary of State, will be validly issued, fully paid and nonassessable, The Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Certificate, will be validly issued, fully paid and nonassessable; and, the Shares and the Common Stock issuable upon the conversion of the Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders through no action of the Company; provided, however, that the Shares (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. Except as set forth herein or in the Certificate or Bylaws, the Shares are not subject to any preemptive rights or rights of first refusal.

         3.5 GOVERNMENTAL CONSENT, ETC.

         No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the effectuation of the Conversion, the offer, sale (in the case of the Sale Shares), exchange (in the case of the Conversion Shares) or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares) or the consummation of any other transaction contemplated hereby, except (a) the filing of the Certificate with the Delaware Secretary of State and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale (in the case of the Sale Shares) and exchange (in the case of the Conversion Shares) of the Shares (and the Common Stock issuable upon conversion of the Shares) under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         3.6 CAPITALIZATION

                  (a) The authorized capital stock of the Company consists or, upon the filing of the Certificate, will consist of 25,000,000 shares of Common Stock, par value $.001 per share, 6,519,684 of which are issued and outstanding as of the First Closing Date, and 10,000,000 shares of Preferred Stock with par value, $.001 per share (the "Preferred"), 2,554,620 of which are designated Series A Preferred Stock (the "Series A Preferred") and 3,618,269 of which are designated Series D Preferred Stock (the, "Series D Preferred"). Of the 2,554,620 authorized shares of Series A Preferred, 343,158 shares were issued upon the filing of the Certificate with the Delaware Secretary of State in exchange for the cancellation of 1,800,000 shares of Series C Preferred Stock of the Company, and all of the shares are issued and outstanding as of the First Closing Date. Of the 3,618,269 authorized shares of Series D Preferred, 483,940 shares were issued upon the filing of the Certificate with the Delaware Secretary of State in exchange for the cancellation of 1,000,000 shares of Series B Preferred Stock, and 483,940 shares are issued and outstanding As of the First Closing Date. No other series of Preferred Stock has been designated.

                  (b) The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable.

                  (c) The Company has reserved (i) 3,134,329 shares of Series D Preferred for issuance hereunder, (ii) 2,554,620 shares of Common Stock for issuance upon conversion of the Series A Preferred, (iii) 3,618,269 shares of Common Stock for issuance upon conversion of the Series D Preferred, (iv) 5,000,000 shares of Common Stock for issuance to officers, directors and employees of the Company upon exercise of options granted under the Company's 1990 Stock Option Plan (the "US Option Shares") (of which stock options to purchase 811,420 have been granted and are currently outstanding, and an additional 4,188,580 remain available for future grant),(v) 5,000,000 shares of Common Stock for issuance to officers, directors and employees of the Company upon exercise of options granted under the Company's Executive Shares Option Scheme (the "UK Option Shares") (of which stock options to purchase 103,100 have been granted and are currently outstanding, and an additional 4,896,900 remain available for future grant), and (vi) 325,215 shares of Common Stock for issuance to Simon Haigh pursuant to an outstanding nonstatutory stock option.

                  (d) The Series D Preferred shall have the rights, preferences, privileges and restrictions set forth in the Certificate.

                  (e) Except as contemplated herein or in the Certificate or Bylaws, there are no options, warrants, conversion privileges, preemptive rights or rights of first refusal or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company, nor any agreements or understandings with respect thereto.

         3.7 REGISTRATION RIGHTS.

         Except as provided in the Stockholders' Agreement as amended on even date herewith by Amendment No. 1, the Company is not obligated to register under the Securities Act of 1933, as amended (the "Securities Act"), any of its presently outstanding securities or any of its securities that may subsequently be issued.

         3.8 STOCKHOLDER AGREEMENTS.

         There are no agreements or arrangements between the Company and any of the Company's stockholders, or to the knowledge of the Company, among any of the Company's stockholders, which grant registration, voting or other special rights with respect to any shares of the Company's capital stock, except as contemplated herein and in the Stockholders' Agreement, as amended on even date herewith by Amendment No. 1.

         3.9 FINANCIAL STATEMENTS.

         The Company has delivered to each Investor the Company's audited financial statements, including a balance sheet as of December 31, 1990 and an income statement for the period ended December 31, 1990 (the "December Financial Statements") which are complete and correct in all material respects and were prepared in accordance with generally accepted accounting principles applied on a consistent basis for the period indicated.

         The Company has delivered to each Investor the Company's unaudited financial statements, including a balance sheet as of March 31, 1991 and an income statement for the period ended March 31, 1991 (together with the December Financial Statements, the "Financial Statements") which are complete and correct in all material respects and were prepared in accordance with generally accepted accounting principles applied on a consistent basis for the period indicated, subject to year-end adjustments and the omission of footnotes.

         The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the respective dates and for the respective periods indicated. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         3.10 NO MATERIAL LIABILITIES.

         The Company has no material liabilities or obligations, other than: (a) liabilities and obligations disclosed in the Financial Statements; (b) liabilities incurred in the ordinary course of business; (c) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the financial statements; (d) leases for operating headquarters and branches of the Company; and (e) any other obligations which are not in any case material to the financial condition or operating results of the Company.

         3.11 ABSENCE OF CHANGES.

         Since December 31, 1990:

                  (a) there has not been any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the December Financial Statements, except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse.

                  (b) the Company has not entered into any transaction which is not in the ordinary course of business;

                  (c) there has been no material adverse change in the condition (financial or otherwise), property, assets or liabilities of the Company other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse;

                  (d) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially adversely affecting the business or operations of the Company;

                  (e) there has not been any waiver by the Company of a valuable right or of a material debt owed to it;

                  (f) the Company has not declared or paid any dividend or made any distribution on its stock, or redeemed, purchased or otherwise acquired any of its stock other than repurchases of employee stock in connection with termination of employment;

                  (g) the Company has not increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business;

                  (h) there has been no resignation or termination of employment of any officer or key employee of the Company;

                  (i) there has been no labor dispute involving the Company or its employees and none is pending or, to the best of the Company's knowledge, threatened, which would have a material adverse effect on the Company;

                  (j) there has not been any change, except in the ordinary course of business, in the contingent obligations of the Company, by way of guaranty, endorsement, indemnity, warranty or otherwise; and

                  (k) other than as disclosed herein, there has not been any change or amendment to a material contract by which the Company or any of its assets or properties is bound or subject, which would have a material adverse effect on the Company.

         3.12 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC.

         The Company has good and marketable title to all its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business, and
(iii) liens created in the ordinary course of business in connection with the granting of purchase money security interests for the acquisition of capital equipment. With respect to property and assets leased by the Company, the Company is in compliance with all related lease agreements and has valid lease hold interests in such property, free and clear of any liens, claims or encumbrances.

         3.13 MATERIAL CONTRACTS AND COMMITMENTS.

         All of the contracts, mortgages, indentures, agreements, instruments and transactions to which the Company is a party or by which it is bound which involve:

                  a. the granting to any third party of exclusive development, manufacturing or distribution rights in or to the Company's products or services;

                  b. original equipment manufacturing agreements;

                  c. the license of any patent, copyright, source code, trade secret or other proprietary right to or from the Company (except (i) end-user licenses from the Company, (ii) object code licenses granted to distributors and end-users in the ordinary course of the Company's business, and (iii) commercially available, noncustomized software obtained by the Company for its internal use);

                  d. the joint development or joint ownership of technology;

                  e. indemnification by the Company with respect to infringements of proprietary rights;

                  f. all agreements between the Company and its officers and directors;

                  g. forms of agreements between the Company and its employees andconsultants which involve obligations of, or payments to, the employee or consultant in excess of One Hundred Thousand Dollars ($100,000) per annum.; and

                  h. obligations of, or payments to, the company in excess of Five Hundred Thousand Dollars ($500,000)

(collectively, the "Material Contracts") are valid, binding and in full force and effect in all material respects and are enforceable by the Company in accordance with their respective terms in all material respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. The Company is not in material default under any Material Contract. To the best of the Company's knowledge, no other party to any Material Contract is in material default thereunder.

         3.14 INSURANCE.

         The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

         3.15 PATENTS, TRADEMARKS, ETC.

         The Company owns and possesses or is licensed under all patents, patent applications, licenses, trademarks, trade names, brand names, inventions and copyrights employed in or necessary to the operation of its business as now conducted and as proposed to be conducted (collectively, the "Intellectual Property"), with no infringement of or conflict with the rights of others respecting any of the same. The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business, or otherwise. The Company has not granted to any third party any option, license or other right of any kind to its Intellectual Property. The Company does not license any technology from any third party other than for internal use. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis for the foregoing. The Company is not aware of any violation or infringement by a third party of any of its Intellectual Property.

         3.16 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC.

         The Company is not in violation of any term of its Certificate of Incorporation or Bylaws as amended to date, or in any material respect of any term or provision of any material mortgage, indenture, contract, agreement, instrument, judgment, order or decree, and is not in violation in any material respect of any statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement and Amendment No. 1, the effectuation of the Conversion and the issuance of the Shares (and the Common Stock issuable upon conversion of the Shares) have not resulted and will not result in any violation of, or conflict with, or constitute a default under any of the foregoing, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default which materially and adversely affects the business of the Company as conducted or any of its properties or assets.

         3.7 LITIGATION, ETC.

         There are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened, against the Company or its properties before any court or governmental agency, nor is the Company subject to any writ, injunction or order of any court or government agency (nor, to the Company's knowledge, is there any basis therefor or threat thereof), which, either in any case or in the aggregate, might result in any material adverse change in the business, prospects, financial condition or equity ownership of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or in any material liability on the part of the Company, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith, The foregoing includes, without limitation, employee related claims or actions, claims relating to the prior employment of any employee or any claims relating to obligations of any such employee under any agreement.

         3.18 EMPLOYEES.

         To the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with any other party because of the nature of the business conducted by the Company or to the utilization by the employee of his best efforts with respect to such business, The Company does not have any collective bargaining agreements covering any of its employees. The Company does not believe it will utilize any inventions of any of its employees, or people it currently intends to hire, made prior to their employment by the Company. All of the Company's employees are terminable at Will.

         3.19 EMPLOYEE AGREEMENTS.

         Certain current employees of the Company have executed forms of confidentiality and/or proprietary rights agreements. To the Company's knowledge, neither the execution nor delivery of such agreements, nor the carrying on of the Company's business as employees by such persons, nor the conduct of the Company's business as currently conducted, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is now obligated.

         3.20 EMPLOYEE COMPENSATION PLANS.

         Other than as set forth on Exhibit D hereto, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement.

         3.21 CERTAIN TRANSACTIONS.

         Other than loans to employees made in connection with relocations and stock purchases, the company is not indebted, either directly or indirectly, to any of its officers, directors or holders of Common Stock or to their respective spouses or children, in any amount in excess of $50,000, other than for payment of reasonable expenses; none of such officers or directors or, to the knowledge of the Company, holders of capital stock or any members of their immediate families, are indebted to the Company in an amount in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship which is material to the company, or any firm or corporation which competes with the Company. To the Company's knowledge, no officer, director or holder of any of its capital stock or any member of their immediate families, is, directly or indirectly, interested in any contract with the Company which is material to the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.22 TAX RETURNS, PAYMENTS AND ELECTIONS.

         The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986 ("Code") to be treated as a Subchapters Corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other election pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Company, its business or any of its properties or material.

         3.23 FIRPTA.

         The Company is not a "foreign person" within the meaning of Section 1445 of the Code.

         3.24 OFFERING.

         Subject to the accuracy of the Investors' representations in Section 4 hereof and in written responses to the Company's inquiries (if any), the offer, sale (in the case of the Sale Shares), conversion (in the case of the Conversion Shares) and issuance of the Shares to be issued in conformity with the terms of this Agreement and the Certificate constitute transactions exempt from i) the registration requirements of Section 5 of the Securities Act, and (ii) the qualification requirements of Section 25110 of the California Corporations Code or similar state securities laws; and the issuance of the Common Stock to be issued upon conversion of the Shares will constitute transactions exempt from
(i) the registration requirements of Section 5 of the Securities Act, and (ii) the qualification requirements of Section 25110 of the California Corporations Code or similar state securities laws provided there is no change in such laws from the date of this Agreement.

         3.25     BROKERS OR FINDERS; OTHER OFFERS.

         The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

                                    SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor hereby represents and warrants to the Company with respect to its purchase of the Shares as follows:

         4.l      INVESTMENT REPRESENTATIONS AND COVENANTS OF THE INVESTORS.

                  (a) This Agreement is made by the Company with each Investor in reliance upon such Investor's representations and covenants made in this
Section 4, which by its execution of this Agreement the Investor hereby confirms. Each Investor represents that the Shares to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in or otherwise distributing the same. Each Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person (other than certain partners and employees of Investor and its affiliates) to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares or any Common Stock acquired on conversion thereof.

                  (b) Each Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not, and any issuance of Common Stock on conversion thereof may not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt pursuant to section 4(2) of the Securities Act, and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein.

                  (c) Each Investor covenants that in no event will it make any disposition of any of the Shares, or any Common Stock acquired upon the conversion thereof, except in accordance with the Stockholders' Agreement as amended by Amendment No. 1 and the Company's Bylaws. Each Investor further covenants that it will not make any sale, transfer or other disposition of the Shares or the Common Stock issuable upon conversion thereof in violation of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules of the Securities and Exchange Commission (the "Commission") promulgated thereunder.

                  (d) Each Investor represents that it is capable of evaluating the merits and risks of its prospective investment in the Company, and has the ability to bear the economic risks of the investment.

                  (e) Each Investor acknowledges and understands that the Shares, and any Common Stock acquired upon the conversion thereof, must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available, and that, except as otherwise provided in the Stockholders' Agreement, the Company is under no obligation to register either the Shares or Common Stock.

                  (f) Each Investor acknowledges that it has reviewed a copy of Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquired in a non public offering, subject to the satisfaction of certain conditions. Each Investor understands that before the Shares, or any Common Stock issued upon conversion thereof, may be sold under Rule 144, the following conditions must be fulfilled: (i) certain public information about the Company must be available, (ii) the sale must occur at least two years after the Investor purchased and paid for the Shares, (iii) the sale must be made in a broker's transaction and (iv) the number of Shares sold must not exceed certain volume limitations. Each Investor understands that the current information referred to above is not now available and there can be no assurances that the Company will make such information available in the future.

                  (g) Each Investor acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act, compliance with the Commission's Regulation A or another exemption from registration will be required for any disposition of its stock. Each Investor understands that although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

                  (h) Each Investor represents that such Investor is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

         4.2 NO PUBLIC MARKET.

         Investor understands that no public market now exists for any of the securities issued by the Company and that there can be no assurance that a public market will ever exist for the Shares.

         4.3      RECEIPT OF INFORMATION.

         Investor has received and reviewed this Agreement and all exhibits hereto. Investor and its counsel have had access to and an opportunity to review all docu-ments and other materials requested of the Company; Investor and its counsel have been given an opportunity to ask any and all questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain all information it or they believe necessary or appropriate to evaluate the suitability of an investment in the Company.

         4.4 AUTHORIZATION.

         This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.5 BROKERS OR FINDERS.

         The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by any Investor any liability for brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement.

         4.6 TAX ADVISORS.

         Each Investor has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to such tax consequences and understands that it (and not the Company) shall be responsible for the Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                                    SECTION 5

                     CONDITIONS TO CLOSING OF THE INVESTORS

         The Investors' obligations to purchase the Shares at the Closing are, at the option of the Investors, subject to the fulfillment of the following conditions:

         5.l REPRESENTATIONS AND WARRANTIES CORRECT.

         The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date.

         5.2 COVENANTS.

         All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3 COMPLIANCE CERTIFICATE.

         The Company shall have delivered to the Investors a certificate of the Company in the form of Exhibit E hereto, executed by the Secretary of the Company, dated the Closing Date, and certifying, among other things, to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

         5.4 LEGAL OPINION.

         The Investors shall have received from Wilson, Sonsini, Goodrich & Rosati, P.C., counsel to the Company, an opinion addressed to the Investors, dated the Closing Date, in substantially the form attached as Exhibit F.

         5.5 BLUE SKY.

         The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer, sale (in the case of Sale Shares) and exchange (in the case of Conversion Shares) of the Shares and the Common Stock issuable upon conversion of the Shares.

         5.6 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

         The Certificate shall have been filed with the Delaware Secretary of State.

         5.7 LEGAL MATTERS.

         All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by special counsel to the Investors.

         5.8 AMENDMENT NO. 1 TO STOCKHOLDERS' AGREEMENT.

         The Company and persons listed on the signature pages to Amendment No. 1 shall have entered into Amendment No. 1.

                                    SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell and issue the Shares pursuant to
Section 1.2 hereof is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

         6.1 REPRESENTATIONS.

         The representations made by the Investors in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

         6.2 BLUE SKY.

         The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer, sale (in the case of Sale Shares), exchange (in the case of Conversion

Shares) of the Shares and the Common Stock issuable upon conversion of the Shares.

         6.3 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

         The Certificate shall have been filed with the Delaware Secretary of State.

         6.4 LEGAL MATTERS.

         All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Company. At the time of the Closing, the purchase of the Shares shall be legally permitted by all laws and regulations to which each Investor and the Company are subject.

         6.5 BOARD AND STOCKHOLDER APPROVAL.

         All approvals of the Company's Board of Directors and stockholders necessary for performance of the transactions contemplated by this Agreement shall have been obtained.

         6.6 AMENDMENT TO STOCKHOLDERS' AGREEMENT.

         The Company and each person listed on the signature pages to Amendment No.1 shall have entered into Amendment No. 1.

                                    SECTION 7

             AFFIRMATIVE COVENANTS OF THE COMPANY AND THE INVESTORS

         The Company hereby covenants and agrees as follows:

         7.l FINANCIAL INFORMATION.

         The Company will furnish the following reports to each Investor for so long as such Investor holds 175,000 shares of Series D Preferred or Common Stock issued upon conversion thereof, as appropriately adjusted for recapitalization, stock splits, stock dividends and the like:

                  (a) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of reputable standing selected by the Company.

                  (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 60 days thereafter, unaudited consolidated statements of income and consolidated statements of changes in financial condition of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception of footnotes, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

                  (c) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries as any such holder may from time to time reasonably request; provided, however, that the Company shall not be obligated pursuant to this Section 7.1(c) to disclose or provide any information that it reasonably considers to be a trade secret or to contain confidential proprietary information.

         7.2 ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION.

         The rights granted pursuant to Section 7.1 may not be assigned or otherwise conveyed by an Investor or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, however, that an Investor may assign such rights to any transferee, other than a competitor or potential competitor (as reasonably determined by the Company's Board of Directors) of the Company, and after giving notice to the Company, who acquires at least 175,000 shares (subject to appropriate adjustment for stock splits, dividends, subdivisions, combinations, recapitalizations and the like) of the Series D Preferred and/or Common Stock issued upon conversion thereof.

         7.3 CONFIDENTIALITY OF INFORMATION.

         Each Investor (including for purposes of this Section 7.3 each transferee pursuant to Section 7.2) agrees that any information obtained by such Investor pursuant to Section 7.1 which is, or would reasonably be perceived to be, proprietary to the company (in that such information is not generally made available to third parties without restrictions to ensure confidentiality) will not be disclosed without the prior written consent of the Company. This Section
7.3 shall not apply to any information obtained by an Investor as a result of such Investor's membership on the Board of Directors of the Company; provided, however, that the foregoing is not intended to diminish or abrogate such Board member's fiduciary obligations to the Company.

         7.4 RIGHT TO EXCHANGE.

         In the event that on or after the First Closing the Company issues additional equity securities or debt securities which are convertible into equity securities (other than equity securities issued (i) pursuant to any stock benefit plan or stock option agreement, (ii) pursuant to an acquisition of shares in the Company's subsidiaries in exchange for shares in the company,
(iii) upon conversion of shares of Preferred Stock of the Company pursuant to
Section 4 of the Certificate, as amended, (iv) pursuant to a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (v) pursuant to any sales, technology license or distribution agreements or other strategic relationships approved by the Board of Directors, or (vi) pursuant to any acquisition approved by the Board of Directors in exchange for shares in the Company), the Investors shall have the right to exchange their shares of Series D Preferred Stock for shares of such new security, up to the total number of new securities to be issued. The rate of exchange shall be one share of Series D Preferred for that number of shares of the new security which is obtained by dividing $3.35 by the per share purchase price of the new security.

         7.5 TERMINATION OF COVENANTS.

         The covenants set forth in Sections 7.1, 7.2 and 7.4 shall terminate and be of no further force or effect upon the earlier to occur of the closing of a firm commitment underwritten public offering registered under the Securities Act or such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.

                                    SECTION 8

                                  MISCELLANEOUS

         8.1 GOVERNING LAW.

         This Agreement shall be governed in all respects by the laws of the State of California.

         8.2 SURVIVAL.

         The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investor and the closing of the transactions contemplated hereby.

         8.3 SUCCESSORS AND ASSIGNS.

         Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and adminstrators of the parties hereto, provided, however, that the rights of an Investor to purchase the Shares shall not be assignable without the consent of the Company,

         8.4 ENTIRE AGREEMENT; AMENDMENT.

         This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated, on behalf of all holders, upon the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon the conversion of the Series D Preferred and provided, however, that the Company may from time to time amend this Agreement without the consent of the Investors to add as parties to this Agreement any Investors in any Subsequent Closing pursuant to Section 2 hereof.

         8.5      NOTICES, ETC.

         All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to an Investor, to such Investor's address set forth on the Schedule of Investors, or at such other address as the Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth at the beginning of this Agreement and addressed to the attention of the President of the Company, or at such other address as the Company shall have furnished to the Investors, with a copy to Wilson, Sonsini, Goodrich & Rosati, Two Palo Alto Square, Palo Alto, California 94306, Attn: Mark A. Bertelsen.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         8.6 DELAYS OR OMISSIONS.

         Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         8.7 CALIFORNIA CORPORATE SECURITIES LAW.

         THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.

         8.8 EXPENSES.

         The Company and the Investors shall bear their own expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby except that the Company shall pay up to a maximum aggregate of $25,000 in legal fees and expenses incurred by the Investors.

         8.9 COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

         8.10 SEVERABILITY.

         In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         The foregoing agreement is hereby executed as of the date first above written.

                                             "COMPANY"

                                             SYNON CORPORATION

                                             By:/S/ SIGNATURE UNREADABLE
                                             Title: VICE PRESIDENT

                                             "INVESTORS"

                                             GENERAL ATLANTIC PARTNERS II, L.P.

                                             By:     General Atlantic Partners
                                                     General Partner

                                             By:/S/ SIGNATURE UNREADABLE
                                             Title: GENERAL PARTNER

         The foregoing Series A Stock Purchase Agreement is hereby executed as of the date first above written.

                                         "COMPANY"

                                         SYNON CORPORATION

                                         By:____________________________________
                                         Title:_________________________________

                                         "INVESTORS"

                                         GENERAL ATLANTIC PARTNERS II, L.P,

                                         By:     General Atlantic Partners
                                                 General Partner

                                         By:____________________________________
                                         Title:_________________________________

                                         THE TA ENTITIES

                                         ADVENT VI L.P.

                                         By:     TA Associates VI L.P.
                                                 General Partner

                                         By:     /S/ Brian J. Conway
                                                 Brian J. Conway
                                                 Partner

                                            ADVENT ATLANTIC AND PACIFIC
                                            LIMITED PARTNERSHIP

                                            By:     TA Associates AAP Limited
                                                    Partnership
                                                    General Partner

                                            By:     TA Associates AAP Venture
                                                    Limited Partnership
                                                    General Partner

                                            By:     /s/ Brian J. Conway
                                                    Brian J. Conway
                                                    Partner

                                            CHESTNUT III LIMITED PARTNERSHIP

                                            By:     TA Associates VI L.P.
                                                    Its Attorney-in-Fact

                                            By:     /s/ Brian J. Conway
                                                    Brian J. Conway
                                                    Partner

                                            ADVENT INDUSTRIAL II L.P.

                                            By:     TA Associates VI L.P.
                                                    General Partner

                                            By:     /s/ Biran J. Conway
                                                    Brian J. Conway
                                                    Partner

                                          DESIFTA LIMITED

                                          By:     TA Associates V Limited
                                                  Partnership
                                                  Its Attorney-in Fact

                                          By:     /s/ Brian J. Conway
                                                  Brian J. Conway
                                                  Authorized Signator

                                          TA VENTURE INVESTORS LIMITED

                                          PARTNERSHIP

                                          By:     /s/ Brian J. Conway
                                                  Brian J. Conway
                                                  Partner

                                          TA ASSOCIATES PARTNERS PROFIT
                                          SHARING TRUST F/B/O
                                          MICHAEL R. COLLINS

                                          By:     /s/ Katherine S. Cromwell
                                          Name:   Katherine S. Cromwell
                                          Title:  Plan Administrator

                                    Exhibit A
                                    ---------

                              SCHEDULE OF INVESTORS




                                                  No. of Shares         Aggregate
Name and Address                                    Purchased        Purchase Price
----------------                                    ---------        --------------
First Closing: July 16, 1991

General Atlantic Partners II, L.P.                  2,776,120        $ 9,300,002.00
125 East 56th Street
New York, NY 10022
Attn: David Hodgson

Second Closing: September 5. 1991

THE TA ENTITIES

Advent VI L.P,                                        238,797        $   799,969.05

Advent Atlantic and                                    51,796            173,516.60

Pacific L.P.

Chestnut III L.P.                                      26,907             90,138.45

Advent Industrial II L.P.                              25,561             85,629.35

Desifta Limited                                        11,112             37,225.20

TA Venture Investors L.P.                               3,749             12,559.15

TA Associates Partners Profit                             287                961.45
Sharing Trust f/b/o Michael
R. Collins

All TA Entities c/o:
TA Associates
45 Milk Street
Boston, MA 02109
Attn:  Brian Conway

                                    EXHIBIT D
                                    ---------


                             SCHEDULE OF EXCEPTIONS
                             ----------------------


         This Schedule of Exceptions is deemed confidential by the Company and may not be furnished to any third party without the prior written consent of the Company.

         The following are the exceptions to the representations and warranties of Synon Corporation (the "Company") set forth in Section 3 of the Series D Preferred Stock Purchase Agreement dated as of July 16, 1991 (the "Agreement") to which this is an exhibit. The section numbers below correspond to the section numbers in the Agreement. Each exception applies to each section of the Agreement to which it pertains, whether or not the specific section numbers are indicated below, All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Agreement.

Section 3.1 -- Organization and Standing; Certificate of Incorporation and
Bylaws;

Minutes.

         The Company is not qualified to do business in Massachusetts because another company was using the name "Synon" in the state prior to the time the Company started conducting business there. The Company's registration of the name "Synon" predates the other company's filing, The Company has a single employee in the state and is appropriately withholding state payroll taxes, is collecting and remitting sales tax and will file a state franchise/income tax return for this year,

Section 3.2 -- Corporate Power.

         None.

Section 3.3 -- Subsidiaries.

         l. Synon Ltd. has two subsidiaries incorporated under the laws of England, Synon U.K. Limited and Synon International Limited, which subsidiaries are currently inactive.

         2. Strategic Information Systems Pty, an Australian company, is affiliated with Synon Pty Ltd.

Section 3.4 -- Authorization.

         All shares of capital stock issued by Synon Corporation are subject to the rights of first refusal currently set forth in the Company's Bylaws.

Section 3.5 -- Governmental Consent, etc.

         None.

Section 3.6 -- Capitalization.

         None.

Section 3.7 -- Registration Rights.

         None.

Section 3.8 -- Shareholder Agreements.

         None.

Section 3.9 -- Financial Statements.

         None.

Section 3.10 -- No Material Liabilities.

         Provision has been made for Leases and Agreements to Lease for properties closed down as a consequence of redundant facilities acquired in the U.K.

Section 3.11 -- Absence of Changes.

         (h) Michael Sheridan resigned as an officer and director of the Company effective July 2, 1991. Pursuant to a Settlement Agreement dated July 2,. 1991 between Synon Limited, Synon Corporation and Mr. Sheridan, Mr. Sheridan shall receive certain compensation payments and his options to purchase shares of Common Stock of the Company have been terminated.

Section 3.12 -- Title to Properties and Assets; Liens, etc.

         1. Security Agreement dated October 16, 1990, among Synon, Inc., Synon Consulting Inc. (the "Borrowers") and Midland Bank Plc -- Bank has first priority security interest in accounts receivable of the Borrowers in return for establishing $3,500,000 letter of credit facility for Borrowers. Facility also guaranteed by Synon Ltd

         2. Various loan and security agreements among Synon Ltd., Synon U.K. Limited, Synon International Limited and Midland Bank Plc. (the "Bank") provide that the Bank has a first priority security interest in the assets, accounts receivable and goodwill of those companies, Each company guarantees the obligations of the other companies under such agreements.

         3. The Company leases all of the real property it uses. Rents for the properties leased in the United Kingdom are guaranteed by Midland Bank Plc. The Company also leases cars and certain computer and other office equipment pursuant to written lease agreements which contain terms standard to such agreements,

         4. IBM Development Incentive Agreement dated October 5, 1990, with Synon, Inc. grants lien and security interest to IBM for source code in the event Synon Inc., is liquidated.

Section 3.13 -- Material Contracts and Commitments.

         1. It is currently the intention of the Company that Synon Ltd. be liquidated and its assets transferred to a dual resident corporation (the "DRC"). Many of the contracts entered into by Synon Ltd. and governed by the laws of England are not assignable and/or terminate upon liquidation of Synon Ltd. Therefore Synon Ltd. will need to obtain the consent of the other parties to those contracts to the liquidation of Synon Ltd. and/or the assignment of the contracts to the DRC. See the letter written to the Synon Ltd. Board of Directors by Kim Nicholson of Baileys Shaw and Gillett dated November 30, 1990. The liquidation of Synon Ltd. would also result in the release of the source code of two of Synon's principal products (Synon 1 and Synon 2) to several U.K. distributors pursuant to source code agreements entered into between Synon Ltd. and such distributors. (The release of the source code to the distributors would be for maintenance and enhancement of the source code only and all intellectual property rights would remain with Synon Ltd.) Therefore, the consent of such distributors and the source code escrow agent would also be required in the event Synon Ltd. is liquidated.

         2. Many of the lease agreements entered into by Synon Ltd. require the consent of the other party thereto for a change in control. The change in control provisions may have been triggered by the share exchange effected in December 1990, and no consents to such share exchange were obtained. See the letter to Michael Sheridan from Tom Shaw of Baileys, Shaw and Gillett dated November 30, 1990.

         3. The Company has a multi-currency overdraft facility (the "Facility") with Midland Bank Plc. The Company has defaulted in certain respects under the Facility. Midland Bank Plc has agreed to renew the Facility up to 3,000,000 pending completion of the Series D Preferred Stock financing.

Section 3.14 -- Insurance.

         None.

Section 3.15 -- Patents, Trademarks, etc.


         1. The Company has entered into the following agreements regarding the use of technology owned by third parties in Synon products:

            a. Sublicense Agreement dated June 15, 1990, between Synon, Inc. and Interactive Images, Inc. -- granting Synon right to market Easel Runtime System (DOS and OS/2 versions) for use on Synon/2 and Synon/2E in return for license fee.

            b. Agreement dated October 19, 1990, between Synon, Inc. and Easel Corporation (formerly Interactive Images, Inc.) -- granting Synon right to use the EASEL Communications Licensed Program to develop new program, which new program Synon will own, and granting Easel Corporation a perpetual, non-exclusive, worldwide royalty-free, transferable license to use, copy, modify and grant sublicenses with respect to the new program.

                  c. License Agreement dated Jun 21, 1990, between Synon Ltd. and International Business Machines Corporation -- granting Synon right to incorporate Extended Source Format into an undefined add-on software product that attaches to its application generator software product in return for royalties to IBM equal to 25% of revenues received from the add-on product plus 5% of revenues received from all application generator products when licensed or sold after the add-on product has been licensed or sold to that enterprise.

         2. The Company and its subsidiaries have in the ordinary course of business granted licenses to its products to end-users to use and copy the products and to distributors to distribute, sublicense and support the products.

         3. The Company has licensed the source code to Synon 2 to Toppan Moore to translate Synon 2 into Japanese (i.e. create a Kanji version). The title to the Kanji version of Synon 2 is to remain with the Company. Perfection of title to the Kanji version in the company awaits copyright registration of the Kanji version in Japan.

         4. The Company has in the past contracted with technical authors who have created much of the architecture for the Synon products. Except as noted below, all such contracts provided that all intellectual property developed pursuant to such contracts belonged to the Company, Peter Wilson, one of the principal technical architects, was not subject to an intellectual property agreement from August 1, 1987 until March 1, 1989, during which time he was only a consultant to Limited and not doing any development work.

         5. The Company has granted powers of attorney with respect to its intellectual property to attorneys in Japan and Taiwan for the purposes of taking the procedures necessary in such countries to protect such intellectual property.

         6.       Trademark Registration Issues:

                  a. Japan, Sweden and Argentina - The "Synon" trademark is opposed by Japanese company Chinon Kabushiki Kaisha who believes that the "Synon" trademark may be confused with their trademark "Chinon."

                  b. Germany - The "Synon" trademark is opposed by Seicon
Limited.

                  c. Spain - The "Synon" trademark is opposed by Syntex
Pharm AG.

                  d. Sweden - Objections raised by owners of registered trademarks Simon, Syntron, Symons, Sunion and Chinon.

Section 3.16 -- Compliance with Other Instruments, None Burdensome, etc.

         None.

Section 3.17 -- Litigation, etc.

         1. The following claims for development and delay costs related to the non-delivery of the SMA Financials package have been made against the Company:

                  a. By letter dated 25th September 1990 Balfour Beatty claimed total costs (including costs anticipated up to September 1991) of 159,479. Synon replied denying liability, which reply has been followed by an inconclusive exchange of correspondence with a view to seeking an amicable resolution of the dispute.

                  b. By letter dated 18th October 1990, Pioneer submitted a claim for 74,093. Synon has rejected in writing any liability for the costs claimed. There has since been an inconclusive exchange of correspondence with a view to seeking an amicable resolution of the dispute.

         2. The Company and its subsidiaries terminated a number of employees during the past year. The Company is not aware of any material outstanding claim against the Company or its subsidiaries or any member of the group in this respect.

Section 3.18 -- Employees.

         Some employees in the United Kingdom are terminable upon three months notice.

Section 3.19 -- Employee Agreements.

         None.

Section 3.20 -- Employee Compensation Plans.


            1. The Company and its subsidiaries have the following forms of employment agreements:

                  a. Form of Employment Agreement entered into by all employees of the Canadian branch of Synon, Inc. in connection with the transfer of Synon, Inc.'s Canadian operations to Synon Canada Ltd.

                  b. Form of Employment Agreement - Synon Canada Ltd.

                  c. Form of Employment Agreement for Application Consultant - Synon, Inc. (Dallas).

                  d. Form of Employment Agreement for Application Consultant Synon Advanced Applications, Inc.

                  e. Form of Employment Agreement for Application Consultant - Synon Consulting Inc. (New York)

                  f. Form of Employment Agreement for Marketing Representative - Synon, Inc. (Washington, D.C.)

         2. Employment Agreement between Synon, Inc. and John de Wit, dated May 10, 1989.

         3. Employment Agreement between Synon, Inc. and Jim Smith, dated June 1, 1989.

         4. All employees of Synon Ltd. and Synon Pty. have employment contracts, Some employees in the UK are terminable on three months notice.

         5. Synon Ltd. makes contributions to the personal pension funds of United Kingdom employees pursuant to their employment contracts. There is one pension plan for regular employees and one for senior management.

         6. Superannuation (pension) fund for Synon Pty. employees is funded by employee contributions.

         7. Employment letter between Synon Corporation and Paul Wilde dated March 27, 1991.

         8. The Company has made an offer of employment to Ronald W. Braniff pursuant to an offer letter dated June 24, 1991.

         9. Stock Option Plans.

                  a. Synon corporation 1990 Stock Option Plan (for employees residing in the U.S., Canada or Australia).

                  b. Synon Corporation Executive Share Option Scheme (for employees residing in the United Kingdom).

Section 3.21 -- Certain Transactions.

         1. The Company and John de Wit entered into a Loan Agreement, dated April 15, 1991, whereby the Company agreed to establish a term loan facility in the principal amount of $100,000 for Mr. de Wit (the "de Wit Loan"). Interest accrues at the rate of 1% per annum above the floating base rate established by Midland Bank Plc (i.e. the same rate that is applicable to borrowings under Synon Inc.'s line of credit facility). Accrued interest and principal are due on April 15, 1992. Various provisions provide for acceleration of the maturity date in the event Mr. de Wit ceases to be employed by the Company or declares insolvency, and for the receipt of certain financial and tax information of Mr. de Wit by the Company. The de Wit Loan is secured by those shares of the Company's Common Stock now held or later acquired by Mr. de Wit (currently 22,247 shares with options to purchase an additional 88,988 shares), pursuant to the terms of a Pledge Agreement executed as of the same date.

         2. The Company and Christopher Herron entered into a Loan Agreement, dated May 31, 1991 (the "Herron Loan"), on substantially similar terms as the de Wit Loan. The principal amount of the term credit is $250,000. Interest accrues at the same rate as on the de Wit Loan and accrued interest and principal are due on May 31, 1992. The Herron Loan contains the same acceleration provisions and information requirements as the de Wit loan. The Herron Loan is secured by 250,000 shares of Common Stock of the Company currently held by Mr. Herron, pursuant to the terms of a Pledge Agreement executed as of the same date.

         3. Employment Agreements - see Section 3.20.

         4. Guarantees:

                  a. See Section 3.12 for guarantees among the Company's subsidiaries with regard to the Midland Bank letter of credit.

                  b. Synon Ltd. is a guarantor to Midland Bank Plc for a letter of credit issued by Midland to ANZ Bank, Melbourne, Australia to cover debts due to ANZ Bank from Strategic Information Systems Pty Ltd. for the sum of AUS D605,000 as of April 30, 1991. Neither Synon Ltd. nor its subsidiary, Synon Pty Ltd., owns a majority interest in Strategic.

                  c. The Company has in the ordinary course of business guaranteed the repayment of debt of its other direct and indirect subsidiaries.

Section 3.22 - Tax Returns, Payments and Elections.

         Synon Ltd. has not paid the Advance Corporation Tax of 1,133,333 due on April 14, 1990. It has been fully provided for in the consolidated financial statements.

Section 3.23 -- FIRPTA.

         None.

Section 3.24 -- Offering.

         None.

Section 3.25 -- Brokers or Finders; Other Offers.

         None.